                                                                [EXECUTION COPY]




                              April 13, 1995



Chicago and North Western Transportation Company
165 North Canal Street
Chicago, Illinois 60606
Attn:  Mr. Robert Schmiege
Chairman, President and CEO

               Re:  Amendment to Company Stock Option
                    Agreement
                    ---------------------------------

Dear Ladies and Gentlemen:

          Reference is made to the Company Stock Option
Agreement (the "Agreement"), dated as of March 16, 1995, by and between UP Rail, Inc., a Utah corporation (the
"Purchaser"), and Chicago and North Western Transporta-tion Company, a Delaware corporation (the "Company").
The Purchaser and the Company hereby agree to amend sub-section (b) of Paragraph 1 of the Agreement, entitled
"Grant of Option," by changing the reference to the minimum number of shares of Common Stock, $.01 par value per share, of the Company which must be owned by the Pur-chaser in order to exercise the Option from "85%" to "87.5%." Except as specifically provided herein, the Agreement shall remain in full force and effect and shall not be modified in any respect.

          Please indicate your acceptance of the provi-sions hereof by signing the enclosed copy of this Amend-ment and returning it to Carl W. Von Bernuth, Senior Vice
President and General Counsel, Union Pacific Corporation,
Martin Tower, Eighth and Eaton Avenues, Bethlehem, Penn-sylvania 18018 (telecopier: 610-861-3137). If you elect to deliver this Amendment by telecopier, please arrange

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Chicago and North Western Transportation Company
April 13, 1995
Page 2


for the executed original to follow by next-day courier

delivery.

                              Very truly yours,

                              UP RAIL, INC.

                              By
                                --------------------------------
                              Name:
                              Title:



ACCEPTED AND AGREED
on this 13th day of April, 1995:

CHICAGO AND NORTH WESTERN
   TRANSPORTATION COMPANY

By
  -----------------------
Name:
Title: